Exhibit 10.14

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED WARRANT AGREEMENT

To Purchase Common Stock of

YUMANITY THERAPEUTICS, INC.

Dated as of December 22, 2020 (the “Effective Date”)

WHEREAS, YUMANITY, INC. (f/k/a Yumanity Therapeutics, Inc.), a Delaware corporation, entered into a Loan and Security Agreement dated December 20, 2019 (as amended to date and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative and collateral agent, and the lenders parties thereto;

WHEREAS, as a condition to the Loan Agreement, Yumanity Holdings, LLC granted to Hercules Capital, Inc., in consideration for, among other things, the issue price set forth in Section 11.21 of the Loan Agreement and the financial accommodations provided for in the Loan Agreement, the right to purchase preferred units of Yumanity Holdings, LLC pursuant to that certain Warrant Agreement dated as of December 20, 2019 (the “Prior Agreement”);

WHEREAS, Yumanity, Inc. and Yumanity Holdings, LLC entered into that certain Agreement and Plan of Merger and Reorganization, by and among Yumanity Therapeutics, Inc. (f/k/a Proteostasis Therapeutics, Inc.) (the “Company”), Yumanity, Inc., Yumanity Holdings, LLC and Pangolin Merger Sub, Inc., dated as of August 22, 2020, as amended on November 6, 2020 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, Yumanity, Inc. merged with and into Pangolin Merger Sub, Inc. with Yumanity, Inc. as the surviving corporation (such transaction, the “Reverse Merger”), such that Yumanity, Inc. became a wholly-owned subsidiary of the Company;

WHEREAS, immediately prior to the consummation of the Reverse Merger, Yumanity Holdings, LLC merged with and into Yumanity, Inc. with Yumanity, Inc. as the surviving corporation (such transaction, the “Reorganization Merger”);

WHEREAS, following the consummation of the Reverse Merger, Proteostasis Therapeutics, Inc. changed its name to Yumanity Therapeutics, Inc.;

WHEREAS, upon the consummation of the Reorganization Merger, Yumanity, Inc. assumed the Prior Agreement in accordance with its terms, and the Prior Agreement converted into and became a warrant to purchase 73,110 shares of common stock of Yumanity, Inc.;

WHEREAS, upon the consummation of the Reverse Merger, the Company assumed the Prior Agreement in accordance with its terms, and the Prior Agreement converted into and became a warrant to purchase 15,414 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an exercise price of $18.98 per share; and

WHEREAS, the Company and the Warrantholder (as defined below) desire to amend and restate the Prior Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and the Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, an aggregate number of shares of Common Stock equal to the quotient derived by dividing (a) the Warrant Coverage (as defined below) by (b) the Exercise Price (as defined below). The Exercise Price of such shares is subject to adjustment as provided in Section 8. Notwithstanding anything in this Agreement to the contrary and as a result of the Reverse Merger, the Company and Warrantholder acknowledge and agree that, as of the Effective Date, the purchase rights set forth in this Agreement are exercisable by the Warrantholder for 15,414 shares of Common Stock of the Company.

As used herein, the following terms shall have the following meanings:

“Common Stock” has the meaning set forth in the preamble.

“Company” means Yumanity Therapeutics, Inc., a Delaware corporation, and any successor or surviving entity that assumes the obligations of the Company under this Agreement pursuant to Section 8(a).

“Exercise Price” means $18.98, subject to adjustment pursuant to Section 8.

“Merger Event” means any of the following:

(a) a sale, lease, exclusive license or other transfer of all or substantially all assets of the Company;

(b) any merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the Company’s outstanding equity interests are otherwise converted into or exchanged for equity interests, other securities or property of another entity; or

(c) any merger (including a reverse merger or SPAC transaction), consolidation or similar transaction as a result of which the majority of the voting equity interests of the surviving entity remain owned or controlled by holders that were holders of equity interests of the Company (an “Alternative Merger Event”).

“Organizational Documents” means the Company’s Certificate of Incorporation or other constitutional document, as amended, restated, supplemented or otherwise modified from time to time.

“Original Issuance Date” means December 20, 2019.

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant Coverage” means an amount equal to 1.95% of the aggregate original principal amount of the Term Loan Advances (as defined in the Loan Agreement) made pursuant to the Loan Agreement.

“Warrantholder” means Hercules Capital, Inc.

SECTION 2.	TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Agreement and the right to purchase shares of Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period ending ten (10) years from the Original Issuance Date.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall direct the transfer agent to issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares of Common Stock which remain subject to future purchases, if any. If the applicable shares of Common Stock are not then certificated by the Company, the Company will deliver to Warrantholder such evidence of the issuance of such shares of Common Stock to Warrantholder as Warrantholder may reasonably request.

(b) The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects Net Issuance, the Company will issue shares of Common Stock in accordance with the following formula:

X = Y(A-B) A

Where:	X =	the number of shares of Common Stock to be issued to the Warrantholder.

	Y =	the number of shares of Common Stock requested to be exercised under this Agreement.

	A =	the current fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of shares of Common Stock shall mean with respect to each share of Common Stock:

(i) if the common equity interests are then traded on a securities exchange, the fair market value shall be deemed to be the prior day closing price before the day the current fair market value of the securities is being determined;

(ii) if the shares of Common Stock are traded or quoted over-the-counter, the fair market value shall be deemed to be the prior day closing bid and asked price quoted on the NASDAQ system (or similar system) before the day the current fair market value of the securities is being determined: or

(iii) if the shares of Common Stock are not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of each share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for a share of Common Stock sold by the Company, as determined in good faith by its Board of Directors, unless the Company shall become subject to a Merger Event, in which case the fair market value of a share of Common Stock shall be deemed to be the value received by each holders of a share of Common Stock pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those shares herein, including, but not limited to the Original Issuance Date.

(c) Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all shares of Common Stock subject hereto, and if the fair market value of one share of Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(c), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of its shares of Common Stock to provide for the exercise of the rights to purchase shares of Common Stock as provided for herein.

SECTION 5.	NO FRACTIONAL SHARES.

No fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the then fair market value of one share of Common Stock.

SECTION 6.	NO RIGHTS AS SHAREHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Agreement. Upon exercise of this Agreement, the Company agrees that the Warrantholder shall have all the rights of a shareholder with respect to the shares of Common Stock issued upon such exercise automatically and without any further action by any person.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. The Warrantholder’s initial address, for purposes of such registry, is set forth below the Warrantholder’s signature on this Agreement. The Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be a Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of Common Stock or other securities or property (collectively, “Reference Property”) that the Warrantholder would have received in connection with such Merger Event if Warrantholder had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors and reasonably acceptable to the Warrantholder) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and adjustments to ensure that the provisions of this Section 8 shall thereafter be applicable, as nearly as possible, to the purchase rights under this Agreement in relation to any Reference Property thereafter acquirable upon exercise of such purchase rights) shall continue to be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement; provided that the foregoing assumption requirement shall not apply if (i) the consideration to be paid for or in respect of the outstanding shares of Common Stock in such Merger Event consists solely of cash and/or readily marketable securities and (ii) such Merger Event is not an Alternative Merger Event. In connection with a Merger Event and upon the Warrantholder’s written election to the Company, the Company shall cause this Agreement to be exchanged for the consideration that the Warrantholder would have received if the Warrantholder had chosen to exercise its right to have shares issued pursuant to the Net

Issuance provisions of this Agreement without actually exercising such right, acquiring such shares and exchanging such shares for such consideration. The provisions of this Section 8(a) shall similarly apply to successive Merger Events. In the event the Warrantholder elects not to exercise its right to purchase shares pursuant to this Agreement in connection with a Merger Event consisting solely of cash and/or readily marketable securities and that is not an Alternative Merger Event, then this Agreement will expire immediately upon the consummation of such Merger Event.

(b) Reclassification of Shares. Except for Merger Events subject to Section 8(a) and Section 8(f), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to any successive combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its shares of Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares of Common Stock issuable hereunder shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable hereunder shall be proportionately decreased.

(d) Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i) pay a dividend or distribution with respect to the shares of Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of holders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to shares of Common Stock, except for a distribution of cash upon the outstanding shares of a class of equity interests made solely for the purpose of permitting the holders thereof to satisfy their respective federal and state tax obligations in respect of the taxable income of the Company, or any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Agreement a proportionate share of any such distribution as though it were the holder of the shares of Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in shares, cash, property or other securities; (ii) there shall be any Merger Event; (iii) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (iv) there shall be any reorganization, voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of shares of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, reorganization, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, reorganization, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Merger Event, reorganization, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given in accordance with Section 13(g) below.

(f) Timely Notice. Failure to timely provide such notice required by Section 8(e) above shall entitle the Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by the Warrantholder. For purposes of this Section 8(f), and notwithstanding anything to the contrary in Section 13(g), the notice period shall begin on the date the Warrantholder actually receives a written notice containing all the information required to be provided in such Section 13(g).

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrantholder’s rights have been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the shares of Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Organizational Documents. The issuance of certificates, if any, for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to the Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary action on the part of the Company. This Agreement: (i) does not violate the Organizational Documents; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; (iii) does not give rise to any right of participation or similar right, except for any such right, which has been waived in writing, a copy of such waiver having been provided to the Warrantholder as of the date of exercise; and (iv) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Securities Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Other Commitments to Register Securities. Except as set forth in this Agreement and pursuant to that certain Registration Rights Agreement, dated as of December 22, 2020, by and among the Company and the other parties thereto, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Securities Act any of its presently outstanding equity interests or any of its securities which may hereafter be issued.

(e) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the shares of Common Stock upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(a)(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(f) Compliance with Rule 144. If the Warrantholder proposes to sell shares of Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon the Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(g) Information Rights. During the term of this Agreement, the Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to the Warrantholder has been repaid.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire shares of Common Stock is being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of such rights or the shares of Common Stock except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

(b) Private Issue. The Warrantholder understands (i) that the shares of Common Stock issuable upon exercise of this Agreement is not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell (i) the rights to purchase shares of Common Stock pursuant to this Agreement or (ii) the shares of Common Stock issued or issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase shares of Common Stock or (B) shares of Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. The Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12.	TAX TREATMENT OF WARRANT.

Notwithstanding anything in this Agreement or the Prior Agreement, neither the Company nor Yumanity, Inc. (as successor to Yumanity Holdings, LLC) is liable for any tax liability or obligation of Warrantholder under the

Internal Revenue Code of 1986, as amended, or any successor statute or the regulations promulgated by the Treasury Department (or applicable state tax laws or regulations) arising upon and by reason of the Reorganization Merger or the Reverse Merger. The provisions of this Section 12 shall survive (i) the exercise of this Agreement and the sale or other disposition by Warrantholder of the shares of Common Stock, and (ii) the expiration or earlier termination of this Agreement.

SECTION 13.	MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(c) No Impairment of Rights. The Company will not, by amendment of its Organizational Documents or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company shall supply documentation reasonably necessary to evaluate whether to exercise the purchase rights set forth in this Agreement, including without limitation, (i) any merger/purchase/asset sale agreement and related documents and estimated payout allocations to each of the respective equityholders, warrant and option holders in connection with a Merger Event, (ii) the most recent capitalization tables (including any waterfall or per share allocations provided to the shareholders), and (iii) most recent Organizational Documents.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 13(e), attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third (3rd) calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to the Warrantholder:

Hercules Capital, Inc.

Legal Department

Attention: Chief Legal Officer and Bryan Jadot; Michael Dutra

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to (which shall not constitute notice):

Cooley LLP

Attn: Cynthia Bai

3175 Hanover Street

Palo Alto, CA 94304

Facsimile: 650-843-5612

Telephone: 650-849-7400

(i)	If to the Company:

Yumanity Therapeutics, Inc.

Attention: Paulash Mohsen

40 Guest Street, Suite 4410

Boston, MA 02135

Telephone: 617-409-5303

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Stuart Cable

Facsimile: 617-523-1231

Telephone: 617-570-1322

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof, including the Warrantholder’s proposal letter dated November 8, 2019. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(k) No Waiver. No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter.

(l) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of the Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(m) Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by the Warrantholder in the State of California. Delivery of shares of Common Stock to the Warrantholder by the Company under this Agreement is due in the State of California. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(n) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (i) consents to personal jurisdiction in Santa Clara County, State of California; (ii) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 13(g), and shall be deemed effective and received as set forth in Section 13(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(o) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND THE WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR ITS ASSIGNEE OR BY THE WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than Company and the Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and the Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(p) Judicial Reference. If the waiver of jury trial set forth above is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(q) Prejudgment Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 13(n), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(r) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AMENDED AND RESTATED WARRANT AGREEMENT TO PURCHASE SHARES OF COMMON STOCK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	YUMANITY THERAPEUTICS, INC.

	By:	/s/ Richard Peters

	Name:	Richard Peters

	Title:	Chief Executive Officer

WARRANTHOLDER:	HERCULES CAPITAL, INC.

	By:	/s/ Jennifer Choe

	Name:	Jennifer Choe

	Title:	Associate General Counsel

EXHIBIT I

NOTICE OF EXERCISE

To:	YUMANITY THERAPEUTICS, INC.

(1)

The undersigned Warrantholder hereby elects to purchase [                ] shares of Common Stock of Yumanity Therapeutics, Inc., pursuant to the terms of the Amended and Restated Warrant Agreement dated as of December 22, 2020, (the “Agreement”) between Yumanity Therapeutics, Inc. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	[ ]

By:

Name:

Title:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                                        ], hereby acknowledges receipt of the “Notice of Exercise” from [                    ] to purchase [                ] shares of Common Stock of Yumanity Therapeutics, Inc., pursuant to the terms of the Amended and Restated Warrant Agreement by and between Yumanity Therapeutics, Inc. and [                    ], dated as of December 22, 2020 (the “Agreement”), and further acknowledges that [                ] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	YUMANITY THERAPEUTICS, INC.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.